Exhibit 99.1
IDEX Corporation Second Quarter 2009 Earnings Release July 21, 2009

Agenda Q2 2009 Summary ?Q2 2009 Segment Performance ?Fluid & Metering ?Health & Science ?Dispensing Equipment ?Fire & Safety / Diversified ?2009 Guidance Update ?Q&A

Replay Information Dial toll-free: 888.203.1112 ?International: 719.457.0820 ?Conference ID: #6940348 ?Log on to: www.idexcorp.com

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC.

Q2 2009 Financial Performance Q2 ’09Q2 ’08Var Orders $ 319 $ 402 (21)% Sales $ 336 $ 397 (15)% Adj. Op Margin* 14.9% 18.1% (320)Bp Adj. EBITDA* $ 64 $ 85 (25)% Adj. EPS* $ .37 $ .54 (31)% FCF $ 50 $ 60 (17)% *Q2’09 adjusted for $3. Solid Operating Margins and Free Cash Flow

Fluid & Metering
Q2 ‘09Q2 ‘08Change Orders $152.0 $182.7 (17)% Sales $157.0 $177.4 (12)% -Organic (20)% -Acquisition 11% -Currency (3)% Operating Margin* 15.4% 18.6% (320)bp Op Margin excl acq* 17.2% 18.6% (140)Bp *Q2’09 Op Margin excludes restructuring 2009 Outlook 2H’09 vs 1H’09: ??Infrastructure spend slow to benefit sales (water/waste water)??Chemical segment will not improve during the 2nd half??Other end markets providing growth opportunities Continued economic pressure in the near-term; well positioned in the long term

Health & Science Q2 ‘09Q2 ‘08Change Orders $70.3 $88.5 (21)% Sales $73.8 $87.2 (15)% -Organic (18)% -Acquisition 5% -Currency (2)% Operating Margin* 15.7% 18.2% (250)bp Op Margin excl acq* 14.9% 18.2% (330)Bp *Q2’09 Op Margin excludes restructuring expense 2009 Outlook 2H’09 vs 1H’09: ??Core markets have bottomed ??Continued economic pressure on non-core businesses HST Core business: Platform for growth

Dispensing Equipment
Q2 ‘09Q2 ‘08 Change Orders $33.3 $50.5 (34)% Sales $45.7 $56.6 (19)% -Organic (13)% -Currency (6)% Operating Margin* 21.9% 25.2% (330)bp *Q2’09 Op Margin excludes restructuring expense 2009 Outlook 2H’09 vs 1H’09: ??1H09 replenishment order largely completed ??Lack of major capital investment from many retail customers??Low VOC chemistry driving new equipment spend Continued 2nd half market softness in North America and Europe

Fire & Safety / Diversified Products Q2 ‘09Q2 ‘08 Change Orders $64.2 $81.7 (21)% Sales $62.1 $77.2 (20)% -Organic (14)% -Currency (6)% Operating Margin* 22.1% 24.4% (230)bp *Q2’09 Op Margin excludes restructuring expense 2009 Outlook 2H’09 vs 1H’09: ??Continued global growth opportunity for rescue tools ??Stable end markets for fire suppression ??Band clamping continued to be pressured ??In total — flat to modest sequential growth expected Global growth in fire suppression and rescue tools; pressure on band clamping

2009 Guidance Summary FY 2009
??EPS estimate range*: $1.35 — $1.45 ☐?Organic growth down ~15% ☐?Negative Fx impact of ~3% to sales (at current rates)??Acquisitions add 5 6% to sales??Operating margins of 14.0% — 15.0% ☐?Guidance excludes restructuring -3 cents ??Other modeling items ☐?Tax rate = 34%??Capex = $23 — $25M
☐?Exceed1.2x free cash conversion (to net income) Q3 2009
??EPS estimate range*: $0.33 — $0.37 ☐?Organic growth down ~17%
☐?Negative Fx impact of ~2% to sales (at current rates)??Acquisitions add 6 7% to sales *Excludes restructuring; full year also excludes Q109 accounting charge

Q&A